                                 FIRST AMENDMENT
                                       TO
                        TRANSFER AND SERVICING AGREEMENT

     This FIRST AMENDMENT, dated as of October 17, 2001 (this "Amendment"), is
                                                               ---------
to the Transfer and Servicing Agreement, dated as of December 1, 2000 (the "Transfer and Servicing Agreement"), among Spiegel Credit Corporation III, a
 --------------------------------
Delaware corporation, as Seller, First Consumers National Bank, a national banking association, as Servicer, and the Spiegel Credit Card Master Note Trust, as Issuer. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to such terms in the Transfer and Servicing Agreement.

     WHEREAS, the Seller, the Servicer and the Issuer desire to amend the Transfer and Servicing Agreement in certain respects set forth below;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.   Amendment to Transfer and Servicing Agreement. The parties hereto agree
     ---------------------------------------------
that the representations, warranties and covenants set forth in Schedule 1
                                                                ----------
attached to this Amendment shall be a part of the Transfer and Servicing Agreement for all purposes.

2.   Conditions. In accordance with Section 9.1 of the Transfer and Servicing
     ----------
Agreement, the foregoing amendment shall become effective as of the date first written above upon (i) the execution of this Amendment by the Seller, the Servicer and the Issuer and (ii) the satisfaction of the conditions set forth in
Section 9.1 of the Transfer and Servicing Agreement.

3.   Miscellaneous. As herein amended, the Transfer and Servicing Agreement
     -------------
shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.

4.   Governing Law. This Amendment shall be construed in accordance with the
     -------------
laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Seller, the Servicer and Issuer have caused this Amendment to be duly executed by their respective officers as of the date first written above.

                             SPIEGEL CREDIT CORPORATION III, Seller


                             By: /s/ John R. Steele
                                ------------------------------------------------
                                Name: John R. Steele
                                     -------------------------------------------
                                Title:Treasurer
                                     -------------------------------------------

                             FIRST CONSUMERS NATIONAL BANK

                              By: /s/ John R. Steele
                                ------------------------------------------------
                                Name: John R. Steele
                                     -------------------------------------------
                                Title:Treasurer
                                     -------------------------------------------


                             SPIEGEL CREDIT CARD MASTER NOTE TRUST


                             By: BANKERS TRUST COMPANY,
                                 not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

                             By:/s/ Eileen M. Hughes
                                ------------------------------------------------
                                Name:  Eileen M. Hughes
                                    --------------------------------------------
                                Title: Vice President
                                     -------------------------------------------



ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NEW YORK,
not in its individual capacity, but
solely as Indenture Trustee


By: /s/ Greg Anderson
  -------------------------------------
   Name:  Greg Anderson
       --------------------------------
   Title: Authorized Agent
        -------------------------------

                                   Schedule 1

                     PERFECTION REPRESENTATIONS, WARRANTIES
                                  AND COVENANTS

In addition to the representations, warranties and covenants contained in the Transfer and Servicing Agreement, Seller hereby represents, warrants and covenants to the Trust as follows as of October 17, 2001:

(1) The Transfer and Servicing Agreement creates either (A) a valid transfer to the Issuer of all right, title and interest of Seller in, to and under the Receivables conveyed to the Issuer pursuant to Section 2.1 of the Transfer and Servicing Agreement, and such property will be held by the Issuer free and clear of any Lien, except for (w) the interests of the Indenture Trustee, the Holders of the Notes and the Enhancement Providers, (x) Liens permitted pursuant to paragraph 3 below, or (y) the interests of the Seller
                           -----------
     as holder of the Exchangeable Seller Certificate or (B) a valid and continuing security interest (as defined in UCC Section 1-102) in the Receivables in favor of the Issuer, which is enforceable with respect to existing Receivables in the Accounts on October 17, 2001, and, with respect to Receivables thereafter arising in the Accounts at the time such Receivables arise. If the Transfer and Servicing Agreement constitutes the grant of a security interest to the Issuer in the Receivables, such security interest is, and in the case of Receivables created after October 17, 2001, upon the creation thereof will be, prior to all other Liens (other than Liens permitted pursuant to paragraph 3 below).
                                             -----------

(2)  The Receivables constitute "accounts" within the meaning of UCC Section
     9-102.

(3) Immediately prior to the conveyance of the Receivables pursuant to the Transfer and Servicing Agreement, Seller owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person; provided that nothing in this paragraph 3 shall prevent or be deemed to prohibit Seller
                     -----------
     from suffering to exist upon any of the Receivables any Liens for any taxes if such taxes shall not at the time be due and payable or if FCNB or Seller, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(4) Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Issuer under the Transfer and Servicing Agreement in the Receivables arising in the Accounts.

(5) Other than the transfer of the Receivables to the Issuer pursuant to the Transfer and Servicing Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Seller has not authorized the filing of and is not aware of any financing statements against Seller that include a description of collateral covering the Receivables.

(6) Seller is not aware of any judgment, ERISA or tax lien filings against Seller.

(7) Notwithstanding any other provision of the Transfer and Servicing Agreement, the representations and warranties set forth in this Schedule 1
                                                                     ----------
     shall be continuing, and remain in full force and effect, until such time as all Notes have been finally and fully paid. Indenture Trustee shall not, without satisfying the Rating Agency Condition, waive a breach of any representation or warranty set forth in this Schedule 1. In order to
                                                  ----------
     evidence the interests of Seller and the Issuer under the Transfer and Servicing Agreement, Seller and Servicer shall take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, without limitation, such actions as are requested by Indenture Trustee) to maintain and perfect, as a first priority interest, Seller's or the Issuer's security interest in the Receivables. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Indenture Trustee for the Indenture Trustee's authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect as a first-priority interest. Indenture Trustee's approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of Seller or Indenture Trustee where allowed by applicable law. Notwithstanding anything else in the Transfer and Servicing Agreement to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of Indenture Trustee. The Indenture Trustee may require, prior to authorizing or filing any such termination, partial termination, release, partial release or amendment, that Servicer provide an Opinion of Counsel that such filings are authorized under the Transfer and Servicing Agreement.

(8) Notwithstanding paragraph (7) of this Schedule 1, the Indenture Trustee hereby consents to, and no further authorization or approval from Indenture Trustee is necessary with respect to, the following filings made in connection with the execution of this Amendment:

     New Financing Statement:
     -----------------------

          1. Financing statement naming the Issuer as secured party and SCC III as debtor, in Delaware, covering receivables transferred by SCC III to Issuer pursuant to this Agreement.

     Amendment to Financing Statement:
     --------------------------------

          2. Financing statement naming the Issuer as secured party and SCC III as debtor, in Delaware, covering receivables transferred by SCC III to Issuer pursuant to this Agreement.

     Termination Statements:
     ----------------------

          3. Financing statements naming the trustee of the Spiegel Master Trust as secured party and SCC III as debtor, in Delaware and Illinois, covering receivables transferred by SCC III to the Spiegel Master Trust pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 13, 1994.